Exhibit A

Transactions by Reporting Persons in the last 60 days.

Beneficial Ownership	Purchase or Sale	Quantity	Transaction Date	Price per Share (including commission)	How Effected

California State Teachers’ Retirement System	Purchase	100	8/10/2011	$29.29	Open Market
California State Teachers’ Retirement System	Purchase	314	8/12/2011	$33.20	Open Market
California State Teachers’ Retirement System	Purchase	100	8/16/2011	$35.49	Open Market
California State Teachers’ Retirement System	Purchase	12,400	8/18/2011	$32.32	Open Market
California State Teachers’ Retirement System	Purchase	800	8/18/2011	$33.15	Open Market
California State Teachers’ Retirement System	Purchase	1,000	8/18/2011	$31.99	Open Market
California State Teachers’ Retirement System	Purchase	700	8/23/2011	$34.03	Open Market
California State Teachers’ Retirement System	Purchase	349	8/31/2011	$36.18	Open Market
California State Teachers’ Retirement System	Purchase	444	8/31/2011	$36.19	Open Market
California State Teachers’ Retirement System	Purchase	100	9/7/2011	$34.72	Open Market
California State Teachers’ Retirement System	Purchase	4,570	9/8/2011	$33.63	Open Market
California State Teachers’ Retirement System	Purchase	28,168	9/8/2011	$33.66	Open Market
California State Teachers’ Retirement System	Purchase	33,804	9/9/2011	$32.75	Open Market
California State Teachers’ Retirement System	Purchase	5,758	9/9/2011	$32.65	Open Market
California State Teachers’ Retirement System	Purchase	1,460	9/13/2011	$32.95	Open Market
California State Teachers’ Retirement System	Purchase	1,124	9/19/2011	$32.57	Open Market
California State Teachers’ Retirement System	Purchase	13,239	9/19/2011	$32.56	Open Market
California State Teachers’ Retirement System	Purchase	4,761	9/19/2011	$32.43	Open Market
California State Teachers’ Retirement System	Purchase	100	9/19/2011	$32.51	Open Market
California State Teachers’ Retirement System	Purchase	100	9/19/2011	$32.45	Open Market
California State Teachers’ Retirement System	Purchase	1,125	9/20/2011	$33.75	Open Market
California State Teachers’ Retirement System	Purchase	1,193	9/21/2011	$33.00	Open Market
California State Teachers’ Retirement System	Purchase	100	9/23/2011	$30.41	Open Market
California State Teachers’ Retirement System	Sale	1,200	9/26/2011	$30.58	Open Market
California State Teachers’ Retirement System	Purchase	100	9/30/2011	$29.07	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Purchase	376,851	10/3/2011	$28.11	Open Market
California State Teachers’ Retirement System	Purchase	997	10/11/2011	$32.50	Open Market